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Exhibit 3.27

[STAMP] F I L E D IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF OREGON DEC 20 1989 CORPORATION DIVISION

ARTICLES OF AMENDMENT
FOR
EASTGATE THEATRE, INC.

Registry Number:	077369-11
Date of Incorporation:	January 17, 1966
1.
The name of the corporation is Eastgate Theatre, Inc.

2.
Article VII is hereby added to the corporation's articles of incorporation to read as follows:

          "Article VII

          "No shareholder of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential rights to purchase or subscribe to any shares of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such shareholder) other than such rights, if any, as the board of directors in its discretion from time to time may grant at such price as the board of directors may fix; and the board of directors may issue shares of the Corporation or any notes, debentures, bonds, or other securities, convertible into or carrying options or warrants to purchase shares without offering any such shares, either in whole or in part, to the existing shareholders."

3.
The amendment was adopted to be effective August 1, 1989.

4.
Shareholder vote was required to adopt the amendment. There are 95,442 shares of preferred stock outstanding and 38,708 shares of common stock outstanding. Each share of stock was entitled to one vote. 134,150 votes were cast for and 0 votes cast against the amendment.

/s/ MICHAEL KEEGAN Michael Keegan, Vice President
Person to contact about this filing:
David R. Gibson Bogle & Gates 1400 KOIN Center 222 S.W. Columbia Portland, Oregon 97201 (503) 222-1515

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EASTGATE THEATRE, INC.

        Pursuant to ORS 57.370, the following Articles of Amendment to its Articles of Incorporation are duly signed on behalf of Eastgate Theatre, Inc.:

        1.    The name of the corporation prior to this amendment is Eastgate Theatre, Inc.

        2.    The following amendment to the Articles of Incorporation of Eastgate Theatre, Inc. was unanimously adopted by its shareholders on June 17, 1983.

        Article IV is hereby amended and restated in its entirety to read as follows:

"Article IV

        The aggregate number of shares which the corporation shall have authority to issue is 140,000 voting Common Shares, without par value, and 100,000 voting Preferred Shares, without par value. The Common Shares and Preferred Shares shall have the following preferences, privileges, restrictions and relative rights:

          (A)    Preferred Dividends.    The holders of the Preferred Shares shall be entitled, pro-rata, to receive dividends thereon in the amount of $12.50 per share per annum, payable as and when declared by the Board of Directors out of funds legally available for that purpose. Such dividends shall be payable before any dividends shall be declared or paid upon the Common Shares of the corporation.

          (B)    Noncumulative.    The dividends on the Preferred Shares shall be noncumulative, so that if the corporation fails in any fiscal year to declare or pay all or a portion of such dividends on the issued and outstanding Preferred Shares, the holders of such shares shall have neither a present right to claim a dividend nor a future right to demand payment of the unpaid dividend.

          (C)    Dissolution or Liquidation.    If the corporation is voluntarily or involuntarily dissolved or liquidated, or sells substantially all of its assets, each holder of the Preferred Shares shall receive the Redemption Price [as defined in paragraph (E)] for each Preferred Share held by such Preferred Shareholder, plus all declared and unpaid dividends thereon, before any sum shall be paid to or any assets distributed among the holders of the Common Shares. After such payment to the holders of the Preferred Shares, the remaining assets and funds of the corporation shall be divided among and paid to the holders of the Common Shares in proportion to their respective holdings of such shares. If, upon such dissolution, liquidation or sale of assets, the assets thus distributed among the holders of the Preferred Shares are insufficient to permit the payment to them of the full preferential amounts, then the entire assets of date fixed for redemption, except the right of the holders to receive the Redemption Price, without interest, on surrender of their certificate therefor.

          (E)    Redemption Price.    The Redemption Price for the Preferred Shares shall be the sum of $110 per share.

          (F)    Conversion.

            (1)    Right to Convert.    Within 90 days before the end of each calendar year, any holder of Preferred Shares may elect to convert to Common Shares the whole or any part of the outstanding Preferred Shares held by such shareholder by sending written notice to the corporation within the 90-day period. The notice shall set forth the number of Preferred Shares such shareholder elects to convert into Common Shares.

            (2)    Valuation of Common Shares.    Upon receiving notice of the election, the Board of Directors shall cause an appraisal of the corporation's value to determine and establish the "fair market value" for the corporation's Common Shares. This appraisal may be performed by the corporate accountants in accordance with standard appraisal techniques, or by an independent appraiser, as determined by the Board of Directors. Each holder of Preferred and Common Shares shall be notified of the appraisal and shall be given ten days to respond to the Board of Directors. If a Preferred Shareholder's or Common Shareholder's response challenges the fair market value determined by the appraisal, then the Board of Directors shall order a new appraisal by an independent appraiser and the two appraisals shall be averaged together and the new value thus determined shall be used for all conversion purposes. The conversion date of the shares shall be the date that the fair market value is finally determined in the manner described above. Fair market value as used in this paragraph is deemed to be that value determined by appraisal and established by the Board of Directors as of the date fixed for redemption. In setting this value, the fair market value shall be defined as the amount at which the shares would change hands betweein a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts, neither being under any compulsion to act, with equity to both.

            (3)    Conversion.    Upon electing to convert Preferred Shares into Common Shares, the holder of Preferred Shares shall, upon surrender of his or her certificates for such Preferred Shares at the office of the corporation, duly endorsed to the corporation, be entitled to receive Common Shares of the corporation with a fair market value as of the date fixed for redemption equal to the value of such Preferred Shares. For purposes of the conversion, the value of each Preferred Share shall be the Redemption Price [as defined in paragraph (E)].

          (G)    Redeemed and Converted Shares.    Preferred Shares redeemed as provided in paragraph (E) or converted as provided in paragraph (F) may not be reissued. The corporation shall at all times reserve and keep available, out of its authorized but unissued Common Shares, solely for the purpose of conversion of its Preferred Shares, such number of Common Shares as shall be sufficient to effect the conversion of all Preferred Shares from time to time outstanding. On conversion, no fractional Common Shares shall be issued, but in lieu thereof, the corporation shall pay in cash at the fair market value of the Common Shares to be issued on such conversion.

          (H)    Voting.    The Preferred Shares and Common Shares shall have full voting rights, and each Preferred Share and each Common Share shall be entitled to one vote."

        3.    The following Article V is hereby amended and restated in its entirety to read as follows:

"Article V

        The number of directors constituting the board of directors of the corporation shall be four."

        4.    The total number of shares which, at the time of the adoption of this amendment, were outstanding was 500; entitled to vote thereon were 500; voted for the amendment were 500; voted against the amendment was zero.

        5.    There were not shares of any class which were entitled to vote on such amendment as a class.

        6.    The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

        7.    The amendment does not change the amount of stated capital.

        We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

EASTGATE THEATRE, INC.
By:	/s/ [Illegible] Its President	Dated:	June 17, 1983
By:	/s/ [Illegible] Its Secretary	Dated:	June 17, 1983

[STAMP] FILE NO. 77369 F I L E D IN THE OFFICE OF THE CORPORATION COMMISSIONER OF THE STATE OF OREGON OCT 7 - 1971 FRANK J. HEALY CORPORATION COMMISSIONER

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
EASTGATE THEATRE, INC.

        Pursuant to the provisions of ORS 57.370 of the Oregon Business Corporation Act as amended, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

          1.    The name of the corporation is EASTGATE THEATRE, INC.

          2.    The following amendment to the Articles of Incorporation was ratified and confirmed by the stockholders of the corporation on September 28, 1971, in the manner prescribed by the Oregon Business Corporation Act:

          Article IV of the Articles of Incorporation of the corporation is amended to read as follows:

"IV.

            "The capital stock of this corporation shall consist of 500 shares of common stock without nominal or par value, and the amount of capital to be paid in before this corporation shall begin business shall be the sum of $150,000."

          3.    The number of shares of the corporation outstanding is 300. The number of shares voting for such amendment was 300 and the number of shares voting against such amendment was none.

          4.    The manner in which the amendment effects the change in the amount of stated capital and the amount of stated capital as changed by such amendment is as follows:

            The capital stock of this corporation was increased from a total authorized capital of 300 shares of no par value stock with a declared value of $100,000 to 500 shares of no par value stock with a declared value of $150,000.

Dated September 28, 1971.

EASTGATE THEATRE, INC.
By	/s/ THOMAS P. MOYER President
By	/s/ MARILYN L. MOYER Secretary

STATE OF OREGON	)
	:	ss.
County of Multnomah	)

        I, GEORGE W. MEAD, a notary public, do hereby certify that on this 28th day of September, 1971, personally appeared before me THOMAS P. MOYER and MARILYN L. MOYER, who each being by me first duly sworn, severally declared that they are the President and Secretary of EASTGATE THEATRE, INC., who signed the foregoing document as such officers of said corporation and that the statements therein contained are true.

/s/ GEORGE W. MEAD Notary Public For Oregon My commission expires December 29, 1973.

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[STAMP] FILE NO. 77369 F I L E D IN THE OFFICE OF THE CORPORATION COMMISSIONER OF THE STATE OF OREGON APR 4 - 1968 FRANK J. HEALY CORPORATION COMMISSIONER

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
EASTGATE THEATRE, INC.

        Pursuant to the provisions of ORS 57.370 of the Oregon Business Corporation Act as amended, the undersigned corporation adapts the following Articles of Amendment to the Articles of Incorporation:

          1.    The name of the corporation is EASTGATE THEATRE, INC.

          2.    The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on March 25, 1968, in the manner prescribed by the Oregon Business Corporation Act:

          Article IV of the Articles of Incorporation of the company is amended to read as follows:

"IV

            The capital stock of this corporation shall consist of 300 shares of common stock without nominal or par value and the amount of capital to be paid in before this corporation shall begin business shall be the sum of $100,000.00."

          3.    The number of shares of the corporation outstanding at the time of such adoption is 100. The number of shares voting for such amendment was 100 and the number of shares voting against such amendment was none.

          4.    The manner in which the amendment affects the change in the amount of stated capital and the amount of stated capital as changed by such amendment is as follows:

            The capital stock of this corporation was increased from a total authorized capital of 100 shares of no par value stock with a declared value of $50,000.00 to 300 shares of no par value stock with a declared value of $100,000.00.

Dated March 25, 1968.

EASTGATE THEATRE, INC.
By	/s/ THOMAS P. MOYER President
By	/s/ MARILYN L. MOYER Secretary

STATE OF OREGON	)
	:	ss.
County of Multnomah	)

        I, MARY McHENRY, a notary public, do hereby certify that on this 25th day of March, 1968, personally appeared before me THOMAS P. MOYER and MARILYN L. MOYER who each being by me first duly sworn, severally declared that they are the President and Secretary of EASTGATE THEATRE, INC., who signed the foregoing document as such officers of said corporation and that the statements therein contained are true.

/s/ MARY MCHENRY Notary Public For Oregon My Commission Expires: February 9, 1969

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[STAMP] FILE NO. 77369 F I L E D IN THE OFFICE OF THE CORPORATION COMMISSIONER OF THE STATE OF OREGON JAN 17 - 1966 FRANK J. HEALY CORPORATION COMMISSIONER

ARTICLES OF INCORPORATION

OF

EASTGATE THEATRE, INC.

        KNOW ALL MEN BY THESE PRESENTS, That THOMAS P. MOYER, MARILYN MOYER and LUCILLE WHITING, citizens of the United States and citizens and residents of the State of Oregon, desiring to incorporate ourselves and to form a corporation under and pursuant to the laws of the State of Oregon relating to private corporations, for the purpose of engaging in the enterprise, business, pursuit and occupation hereinafter in these articles of incorporation set forth, do hereby make, execute, adopt, subscribe and acknowledge, in duplicate, the following articles of incorporation, to-wit:

ARTICLE I

        The name assumed by this corporation and by which it shall be known shall be "EASTGATE THEATRE, INC.", and the term of its existence shall be unlimited as to time.

ARTICLE II

        The object, business and pursuit for which this corporation is formed and organized and for which it proposes to engage are as follows:

          (1)  To engage in the business of owning, leasing and operating of theatres of all kinds and nature and to engage in the entertainment and amusement business.

          (2)  To acquire, hold, own, use, rent, enjoy, possess, improve, mortgage, pledge, and dispose of real and personal and mixed property of every kind and character;

          (3)  To acquire, buy, rent, lease, deal in, and to own, use, sell and otherwise dispose of lands, buildings, machinery, tools, appliances, merchandise and materials of all descriptions, and to acquire, own, hold, lease, exchange, sell, mortgage and otherwise deal in and dispose of chattels, notes, bonds, mortgages, and securities and personal property of every character and description;

          (4)  To purchase, receive, lease or otherwise acquire and to own, use, hold, sell, convey, exchange, lease, mortgage, improve, develop, manage, operate and otherwise handle and dispose of real estate and real property and any and all interests or rights in real property, and to collect, use and dispose of the income or profits from any thereof;

          (5)  To make, enter into, perform and carry out contracts for constructing, building, altering, improving, repairing, maintaining, furnishing, and operating machines, devices, equipment and apparatus of every kind and description, and to enter into agreements of all kinds with builders, contractors, agents, property owners and others, public and private, for all or any of the objects and purposes in these articles mentioned;

          (6)  To borrow money on the credit of the corporation and to issue evidences of indebtedness and to secure the same by mortgage, pledge or otherwise;

          (7)  To purchase, acquire, hold, sell, assign, or otherwise dispose of shares of capital stock of other corporations and to exercise in respect thereof all the rights, powers and privileges of individual owners or holders thereof and all voting powers in respect thereof, and to purchase or otherwise acquire shares of its own capital stock, and to own, hold and dispose of the same for any and all lawful purposes.

          (8)  And generally to do everything necessary or appropriate for the transaction of the business of the corporation and anything which a natural person might lawfully do in connection with any of the foregoing, with all the powers and authority now or hereafter conferred by law upon private corporations.

ARTICLE III

        The place where this corporation shall have its registered office and place of business shall be 909 N. W. 19th Avenue, Portland, Oregon, and the name of its initial registered agent at this address shall be Thomas P. Moyer.

ARTICLE IV

        The capital stock of this corporation shall consist of 100 shares of common stock without nominal or par value and the amount of capital to be paid in before this corporation shall begin business shall be the sum of Fifty Thousand Dollars ($50,000.00).

ARTICLE V

        The number of directors constituting the initial board of directors of the corporation shall be three (3) in number and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualified are as follows:

        Thomas P. Moyer
        909 N. W. 19th Avenue
        Portland, Oregon

        Irving Benveniste
        9045 S. W. Barbur Boulevard
        Portland, Oregon

        Marilyn Moyer
        909 N. W. 19th Avenue
        Portland, Oregon

ARTICLE VI

        The name and address of each corporator is as follows:

        Thomas P. Moyer
        909 N. W. 19th Avenue
        Portland, Oregon

        Marilyn Moyer
        909 N. W. 19th Avenue
        Portland, Oregon

        Lucille Whiting
        909 N. W. 19th Avenue
        Portland, Oregon

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        IN WITNESS WHEREOF, to these Articles of Incorporation in duplicate, we, the incorporators, have hereunto set our hands and seals this 13th day of January, 1966.

/s/ THOMAS P. MOYER	(SEAL)
/s/ MARILYN MOYER	(SEAL)
/s/ LUCILLE WHITING	(SEAL)
STATE OF OREGON	)
	:	ss.
County of Multnomah	)

        I, THOMAS P. MOYER, MARILYN MOYER and LUCILLE WHITING, being first duly sworn, depose and say:

        That I am of the age of more than twenty-one years and one of the incorporators who executed the foregoing Articles of Incorporation and that the foregoing Articles of Incorporation are true as I verily believe.

/s/ THOMAS P. MOYER
/s/ MARILYN MOYER
/s/ LUCILLE WHITING

        Subscribed and sworn to before me this 13th day of January, 1966.

/s/ MARY MCHENRY Notary Public for Oregon My Commission Expires: February 9, 1969

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QuickLinks

  Exhibit 3.27
ARTICLES OF AMENDMENT FOR EASTGATE THEATRE, INC.
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF EASTGATE THEATRE, INC.
"Article IV
"Article V
ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION of EASTGATE THEATRE, INC.
ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION of EASTGATE THEATRE, INC.
ARTICLES OF INCORPORATION OF EASTGATE THEATRE, INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI